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                        SALES AND DISTRIBUTION AGREEMENT
                        ================================

THIS AGREEMENT made this 22nd day of October, 2007

BETWEEN:

OOO "Neonovi Gorod" having its principal office at 160 Ul.Dobrolubova, Novosibirsk, Russia ("Neon City" or "Distributor")

And

INNOCENT, INC. at 755 Baywood Drive, 2nd Floor, Petaluma, California, USA ("Innocent", or the "Company")

WHEREAS, Neon City is an agency specializing in product distribution, marketing, and advertising in Russia and former CIS countries.

WHEREAS, Innocent resells new food products produced or developed by North American companies ("Products") to foreign markets.

WHEREAS, the Parties mutually desire to establish a preferred relationship with each other for the purpose of resale of the Products in Russia and former CIS countries.

THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:


                                    ARTICLE 1
                           APPOINTMENT OF DISTRIBUTOR

         1.   Distribution   Right.  The  Company  hereby  appoints  and  grants
              --------------------
Distributor the non-exclusive and non-assignable right to re-sell the products supplied by Innocent. The distribution right shall be limited to customers who have places of business in, and will initially sell the products supplied by Distributor in the geographic area ("Target Territory") set forth in Exhibit "A" attached hereto. The Distributor accepts the right to re-sell the products supplied by Innocent in consideration of $500 (five hundred dollars) payable upon signing of this Agreement.

         2. Prices. All prices stated are FOB the Company's offices in Petaluma,
            -------
California, USA, or where the products will be shipped directly from manufacturer or distributor in North America, offices and distribution centers of these manufacturers and distributors. Prices do not include transportation costs which shall be borne by Neon City. Prices do not include federal, state or local taxes applicable to the products sold under this Agreement. An amount equal to the appropriate taxes will be added to the invoice by the Company where the Company has the legal obligation to collect such taxes. Distributor shall pay such amount to the Company unless Distributor provides Company with a valid tax exemption certificate authorized by the appropriate taxing authority. Neon City agrees to pay to the Company up to 40% markup on the Products purchase price, excluding shipping costs if the Products were shipped directly to Neon City, paid by the Company to its suppliers in North America.

         3. Terms.  Terms are net cash upon delivery,  except where satisfactory
            -----
credit is established in which case terms are net thirty (30) days from date of delivery. The Company reserves the right to revoke any credit extended at the Company's sole discretion. Distributor agrees to pay such invoices when due regardless of other scheduled deliveries. Invoices not paid within thirty (30) days of the invoice date will have one percent (1 %) per month finance charge assessed against the unpaid balance from the date of invoice until the date of payment.

             4.  Continuation  of Business.  This  Agreement  shall not prevent
                 -------------------------
or restrict Neon City from continuing its business as usual in the Target Territory.


                                   ARTICLE II
                            MARKETING AND ADVERTISING

         1.  Sales.  Distributor shall use its best efforts to promote the sale
             -----
and distribution of the products and to provide adequate support, which efforts shall include the following:

                  (a) Establishing and maintaining appropriate, attractive and accessible premises and facilities for the display and demonstration of the Products;

                  (b) Provide an adequate, trained sales and technical staff to promote the sale and marketing of the Products;

                  (c) Undertake promotional campaigns and canvas prospective buyers to stimulate the sales of Products;

                  (d) Provide the Company with forecasts every month of its probability requirements for the next six months for Products, such forecasts to be in such manner and on forms to be specified by Company and agreed to by Distributor.

         2.  Advertising.  The Company shall, upon request, provide necessary
             -----------
product information to the Distributor to assist with product promotion on the territory.


                                   ARTICLE III
                                    DELIVERY

           1.  Purchase  Orders.  Distributor  shall  order  Products by written
               ----------------
notice to Company. Each order shall specify the quantity of Products to be shipped, and the desired method of shipment. Company shall indicate its acceptance of such release by returning a signed copy to Distributor. Company agrees to ship Products to Distributor as close as possible to the delivery schedule set forth in each order as accepted by Company, unless Company otherwise indicates in writing. Company shall not be required to honor any release which: (a) specifies a shipping date earlier than Company's then current delivery schedule for the date such release is received by Company and/or (b) specifies a quantity to be delivered in any one month within the current delivery schedule which is greater than one hundred percent (100%) of the total quantity shipped in the preceding thirty (30) day period.

         2.  Shipment.  All  shipments of Products  shall be made FOB  Company's
             ---------
offices in Petaluma, California, USA, or where the products will be shipped directly from manufacturer or distributor in North America, offices and distribution centers of these manufacturers and distributors, and liability for loss or damage in transit, or thereafter, shall pass to Distributor upon Company's delivery of Products to a common carrier for shipment. Shipping dates are approximate and are based, to a great extent, on prompt receipt by Company of all necessary ordering information from Distributor. Distributor shall bear all costs of transportation and insurance and will promptly reimburse Company if Company prepays or otherwise pays for such expenses. Company shall not be in default by reason of any failure in its performance under this Agreement if such failure results from, whether directly or indirectly, fire, explosion, strike, freight embargo, Act of God or of the public enemy, war, civil disturbance, act of any government, de jure or de facto, or agency or official thereof, material or labor shortage, transportation contingencies, unusually severe weather, default of any other manufacturer or a supplier or subcontractor, quarantine, restriction, epidemic, or catastrophe, lack of timely instructions or essential information from Distributor, or otherwise arisen out of causes beyond the control of the Company. Nor shall the Company at any time be liable for any incidental, special or consequential damages.

         3.  Cancellation. All sales to Distributor are final, after receipt of
             ------------
written purchase order.
                                   ARTICLE IV
                                TERM OF AGREEMENT

             1. Term.  This  agreement  shall be  effective  on the date first
                ----
set forth above and shall continue in effect until the second anniversary of the date hereof, unless earlier terminated in accordance with the provisions of
Section 10 hereof.

             2. Renewal. This Agreement will be renewed automatically for the
                -------
period of one year unless terminated by the parties.

                                    ARTICLE V
                                   TRADEMARKS

             1.  Trademarks of the Parties to this  Agreement.  Each party shall
                 --------------------------------------------
have the right to exercise quality control over the use of its Trademarks by the other party to the degree necessary, in the sole opinion of the owner of such Trademarks, to maintain the validity and enforceability of such Trademarks and to protect the goodwill associated therewith. Each party shall, in its use of the other's Trademarks, adhere to a level of quality at least as high as that used by such party in connection with its use of its own Trademarks. If the owner of a Trademark, in its reasonable opinion, finds that use of the Trademark by the other party of such Trademark threatens the goodwill of the Trademark, the user of such Trademark shall, upon notice from such owner, immediately, and no later than ten (10) days after receipt of such owner's notice, take all measures reasonably necessary to correct the deviations or misrepresentation in, or misuse of, the respective items.

               2.  Other's   Trademarks.   Each  party  shall  use  the  other's
                   --------------------
Trademarks in accordance with sound trademark and trade name usage principles and in compliance with all applicable laws and regulations of the United States (including without limitation all laws and regulations relating to the maintenance of the validity and enforceability of such Trademarks) and shall not use the Trademarks in any manner that might tarnish, disparage, or reflect adversely on the Trademarks or the owner of such Trademarks. Each party shall use, in connection with the other's Trademarks, all legends, notices and markings required by law. No party may alter the appearance of another's Trademarks in any advertising, marketing, distribution, or sales materials, or any other publicly distributed materials without the prior written consent of the other party.


                                   ARTICLE VI
                            CONFIDENTIAL INFORMATION

                1. Innocent shall not utilize or disclose any confidential information, knowledge, or data concerning inventories, improvements, business, production methods, and/or trade secrets of Neon city (the "Confidential Information"), except as Neon City may otherwise consent to in writing or unless the same information has become public knowledge through no fault by Innocent.

                2. Neon City shall not utilize or disclose any confidential information, knowledge, or data concerning business, marketing and production methods, customer information and/or data and/or trade secrets of Innocent, except as Innocent may otherwise consent to in writing or unless the same information has become public knowledge through no fault by Neon City.


                                   ARTICLE VII
                            RESTRICTIONS ON AUTHORITY


                1. Neon City has no authority, under any circumstances, either expressed or implied, to incur any liability or obligations on behalf of Innocent, including, but not limited to:

                2. Making any quotations on any Products or services, modifications to the agreements signed by Innocent without a written approval from Innocent;

                3. Binding Innocent to any contract of employment. Neon City is solely responsible for its own employees, sales persons and its representatives, and for their actions. Neon City has no authority to endorse checks or commercial papers, or to carry any accounts in the name of Innocent;

               4. Making any warranties or representations to third parties with regard to the Products or services without Innocent's prior written approval.

               5. Innocent has no authority, under any circumstances, either expressed or implied, to incur any liability or obligations on behalf of Neon City, including, but not limited to:

               6. Making any quotations on any Products or services, modifications to the agreements signed by Neon City with its clients, agents, vendors, etc., which are not related to this Agreement.

               7. Binding Neon City to any contract of employment. Innocent is solely responsible for its own employees, sales persons and its representatives, and for their actions. Innocent has no authority to endorse checks or commercial papers, or to carry any accounts in the name of Neon City;

               8. Making any warranties or representations to third parties with regard to the Products or services provided by Neon City without Neon City's prior written approval.


                                  ARTICLE VIII
                           INDEMNIFICATION BY PARTIES

               1. Innocent agrees, during and after the term of this Agreement, to indemnify and to hold Neon City harmless from and against any and all loss, damage, liability and costs and expenses (including reasonable attorney's fees and expenses) in connection therewith incurred by Neon City as a result of any breach of this Agreement by, or any act of omission or commission on the part of, Innocent or any of its agents, servants or employees, from all claims, damages, suits or rights of any persons, firms or corporations arising from the operation of the business of Innocent.

               2. Neon City agrees, during and after the term of this Agreement, to indemnify and to hold Innocent harmless from and against any and all loss, damage, liability and costs and expenses (including reasonable attorneys' fees and expenses) in connection therewith incurred by Innocent as a result of any breach of this Agreement by, or any act of omission or commission on the part of, Neon City or any of its agents, servants or employees, from all claims, damages, suits or right of any persons, firms or corporations arising from the operation of the business of Neon City.


                                   ARTICLE IX
                                  FORCE MAJEURE

Innocent and Neon City shall not be liable for delays or failure to fulfill the terms of this Agreement due to causes beyond their reasonable control. Such causes may include, but are not restricted to Acts of God, fires, floods, strikes, accidents, riot, war, government interference, rationing allocations and embargoes. In the event of a delay, the date or dates for performance of this Agreement shall be extended for a period equal to the time lost by reason of delay, provided that either party who is not affected by any of such causes may terminate the Agreement immediately upon written notice to the other party should any of such causes last over 45 days.

                                    ARTICLE X
                           TERMINATION OR CANCELLATION

The term of this agreement shall be for an initial period of two (2) years from its Effective Date as the date appears on the first page, and in the event that Innocent and Neon City faithfully perform its entire obligation required hereby. At any time during the initial term or any extended term of this Agreement either party shall have termination right except for the reason as stated in
Section X.1

                 1.  Termination  by Innocent.  Innocent may, upon ten (10) days
                     ------------------------
prior written  notice to Neon City,  terminate  this Agreement if:

                      1.1 Neon City fails to perform any material provision of this Agreement for thirty (30) days after written notice of such failure has been provided by Innocent to Neon City and fails to cure such failure within such thirty (30) day period; or

                      1.2 Any receiver of any property of Neon City shall have been appointed; Neon City shall have made an assignment for the benefit of creditors; Neon City shall have made any assignment or have had a receiving order made against it under the applicable bankruptcy laws; Neon City shall have become bankrupt or insolvent; Neon City shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any action whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of Neon City.

                 2.  Termination  by Neon City.  Neon City may, by ten (10) days
                     -------------------------
prior written Notice to Innocent, terminate this Agreement if Innocent fails to:

                      2.1 Perform any material provision of this Agreement for thirty (30) days after written notice of such failure has been provided by Neon city to Innocent; or

                      2.2 Any receiver of any property of Innocent shall have been appointed; Innocent shall have made an assignment for the benefit of creditors; Innocent shall have made any assignment or have had a receiving order made against it under the applicable bankruptcy laws; Innocent shall have become bankrupt or insolvent; Innocent shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any actions whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of Innocent.

                 3. Continuing Obligations

                       3.1 In the event of the termination of this Agreement for any reason, all rights and interest granted to Innocent by Neon City under the terms of this Agreement shall immediately revert to Neon City.

                       3.2 In the event of the termination of this Agreement, all rights and interest granted to Neon City by Innocent under the terms of this Agreement shall immediately revert to Innocent.

                 4. Survival of Provisions. The following provisions shall survive the termination of this Agreement for whatever reasons: Articles 1, 3, 5, 6, 7, 8, 9, 10,11, 12, 13, 14, 15, 16 and 17.

                                   ARTICLE XI
                               GENERAL CONDITIONS

                 1. No amendment, change or revision, or discharge of this agreement shall have any Force or effect unless set forth in writing and signed by duly authorized representatives of both parties.

                 2. ILLEGAL PAYMENTS; Both parties certifies, and will certify each year, that they do not make payments which are illegal in the countries of the Target Territory or in the country in which such payments are made in connection with the political contributions which are illegal in the countries of the Target Territory or in the country in which such contributions are made, to any Government, Government official, political party, political candidate, or other political organization.


                                   ARTICLE XII
                               COMPLETE AGREEMENT

                 1. This Agreement, including all attachments, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous communications, representation, understanding, and agreements, either oral or written between the parties or any official or representative thereof. This Agreement shall be modified only by the instrument in writing and signed by duly authorized representatives of both parties.


                                  ARTICLE XIII
                                     NOTICES

                     1. All notifications, reports, requests for changes, or additions to this Agreement shall be in writing and addressed as follows:

       Innocent:                  Innocent, Inc.
                                  755 Baywood Drive, 2nd Floor,
                                  Petaluma, CA 94954
                                  USA

       Neon City:                 OOO "Neonovi Gorod"
                                  160 Ul.Dobrolubova,
                                  Novosibirsk,
                                  Russia

                     2. Addresses may be modified at any time by written notification from one party to the other party. Any such notice or other communication shall be deemed given and effective when delivered personally or by e-mail or three (3) days after the postmark date if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a party as stated above.


                                   ARTICLE XIV
                                  SEVERABILITY

If any provision herein shall be held to be invalid or unenforceable for any reason, such provision shall, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provisions or any other provision contained herein, all of which shall continue in full force and effect.


                                   ARTICLE XV
                                  GOVERNING LAW

This Agreement and all disputes and suits related thereto shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to any conflicts of law rules.


                                   ARTICLE XVI
                                    NO WAIVER

No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration.


                                  ARTICLE XVII
                                  MISCELLANEOUS

        1. Unless otherwise specified herein, all payments required to be made hereunder shall be made in United States funds.

        2. Time shall be of the essence of this Agreement and of each and every part hereof.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


INNOCENT, INC.                              OOO "NEONOVI GOROD"



By: Vera Barinova                           By: Michael Drobov
------------------------------------        -----------------------------------
Vera Barinova, President                    Michael Drobov, President


Date: October 22, 2007                      Date: October 22, 2007
------------------------------------        -----------------------------------




                                                                       C/S








                                    EXHIBIT A

DESCRIPTION OF THE TERRITORY

Subject to the provisions of sections I and XI of this Agreement, the following country or countries shall constitute the Territory:


RUSSIA AND FORMER CIS COUNTRIES